FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE PERIOD ENDED JUNE 30, 2023, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA... July 20, 2023... The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $6,282,000, and fully diluted earnings per common share of $0.54 for the quarter ended June 30, 2023, compared to $6,542,000 and $0.56 per fully diluted common share for the quarter ended June 30, 2022.
SECOND QUARTER FINANCIAL HIGHLIGHTS
•Net income for the second quarter of 2023 decreased to $6,282,000 or $0.54 per diluted common share, compared to $6,970,000 and $0.59, respectively, in the first quarter of 2023.
•Net loans decreased $5.3 million or 0.42%, and total assets increased $67.3 million or 2.78% at June 30, 2023 compared to December 31, 2022.
•Total deposits increased 4.79% to $2.20 billion at June 30, 2023 compared to December 31, 2022.
•Total cost of deposits increased to 0.88% for the quarter ended June 30, 2023 compared to 0.20% for the quarter ended March 31, 2023.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 43.53% and 43.92% for the quarters ended June 30, 2023 and 2022, respectively.
•Net interest margin decreased to 3.46% for the quarter ended June 30, 2023, from 3.81% for the quarter ended March 31, 2023.
•There were no non-performing assets for the quarter ended June 30, 2023. Additionally, net loan recoveries were $22,000 and loans delinquent more than 30 days were $252,000.
•Capital positions remain strong at June 30, 2023 with a 8.51% Tier 1 Leverage Ratio; a 12.39% Common Equity Tier 1 Ratio; a 12.68% Tier 1 Risk-Based Capital Ratio; and a 15.73% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on August 18, 2023 to shareholders of record as of August 4, 2023.

“The challenging environment including rising cost of deposits and persistent inflation are impacting interest and operating expenses. The Company is not immune to these challenges, but our Company is well positioned to navigate it,” said James J. Kim, President and CEO.

- more -

Central Valley Community Bancorp -- page 2
“The strength of our Company has long been demonstrated by its 43-year track record of conservative business practices, its focus on relationships and stability in deposit base,” continued Kim. “To reinforce that strength, the Company will continue to invest in our team, facilities and technologies while maintaining our commitment to exceptional client service Bank-wide. Our team’s unfaltering focus on client success has been most gratifying, particularly during this past quarter.”

Results of Operations

	June 30,	March 31,	June 30,
(In thousands, except share and per-share amounts)	2023	2023	2022
Net interest income before provision for credit losses	$20,205	$21,581	$19,810
(Reversal of) provision for credit losses	(343)	633	—
Net interest income after provision for credit losses	20,548	20,948	19,810
Total non-interest income	1,594	1,575	770
Total non-interest expenses	13,805	13,205	12,083
Income before provision for income taxes	8,337	9,318	8,497
Provision for income taxes	2,055	2,348	1,955
Net income	$6,282	$6,970	$6,542

For the quarter ended June 30, 2023, the Company reported unaudited consolidated net income of $6,282,000 and earnings per diluted common share of $0.54, compared to consolidated net income of $6,542,000 and $0.56 per diluted share for the same period in 2022. Net income for the period was impacted by an increase in total non-interest expenses of $1,722,000, primarily driven by the increase in costs for salaries and employee benefits and non-recurring one-time expenses in professional services, and an increase in the provision for income taxes of $100,000, partially offset by an increase in net interest income before provision for credit losses of $395,000 and an increase in non-interest income of $824,000. The effective tax rate increased to 24.65% from 23.01% for the quarters ended June 30, 2023 and June 30, 2022, respectively. Net income for the immediately trailing quarter ended March 31, 2023 was $6,970,000, or $0.59 per diluted common share.

For the six months ended June 30, 2023, the Company reported unaudited consolidated net income of $13,252,000 and earnings per diluted common share of $1.13, compared to consolidated net income of $12,628,000 and $1.07 per diluted share for the same period in 2022. Net income for the period was impacted by an increase in net interest income before provision for credit losses of $4,379,000 and an increase in non-interest income of $565,000, partially offset by an increase in total non-interest expenses of $3,482,000 and an increase in the provision for income taxes of $548,000. The effective tax rate increased to 24.94% from 23.39% for the six months ended June 30, 2023 and June 30, 2022, respectively. Increases in non-interest expenses for the year-to-date period were impacted by increased salary expense, inflationary impacts of increased cost of services, and non-recurring professional expenses.

- more -

Central Valley Community Bancorp -- page 3
Annualized return on average equity (ROE) for the six months ended June 30, 2023 was 14.44%, compared to 12.35% for the same period of 2022. The increase in ROE reflects an increase in net income and a decrease in average shareholders’ equity compared to the prior year. The decrease in shareholders’ equity was primarily driven by the increase in accumulated other comprehensive losses and dividends paid, partially offset by the retention of earnings. Annualized return on average assets (ROA) was 1.08% for the six months ended June 30, 2023 compared to 1.03% for the same period in 2022. This increase was due to the increase in net income outpacing the increase in average assets.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.18% for the quarter ended June 30, 2023, compared to 2.58% for the quarter ended June 30, 2022 and 2.95% for the quarter ended March 31, 2023. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.07% for the six months ended June 30, 2023, compared to 2.30% for the six months ended June 30, 2022.

Total average loans increased by $171,817,000 to $1,257,984,000 for the quarter ended June 30, 2023, from $1,086,167,000 for the quarter ended June 30, 2022 and decreased by $2,194,000 from $1,260,178,000 for the quarter ended March 31, 2023. The effective yield on average loans was 5.54% for the quarter ended June 30, 2023, compared to 4.76% and 5.31% for the quarters ended June 30, 2022 and March 31, 2023, respectively. Total average loans increased by $206,958,000 to $1,259,075,000 for the six months ended June 30, 2023, from $1,052,117,000 for the six months ended June 30, 2022. The effective yield on average loans was 5.47% for the six months ended June 30, 2023, compared to 4.80% for the six months ended June 30, 2022.

The Company’s net interest margin (fully tax equivalent basis) was 3.46% for the quarter ended June 30, 2023, compared to 3.48% for the quarter ended June 30, 2022. Net interest income, before provision for credit losses, increased $395,000, or 1.99%, to $20,205,000 for the second quarter of 2023, compared to $19,810,000 for the same period in 2022. The net interest margin period-to-period comparisons were impacted by the increase in the yield on total interest-bearing liabilities. Over the same periods, the cost of total deposits increased to 0.88% from 0.04%. The increase in the cost of deposits is primarily attributed to volume and rate increases in the money market and time deposit portfolios.

- more -

Central Valley Community Bancorp -- page 4
The Company’s net interest margin (fully tax equivalent basis) was 3.65% for the six months ended June 30, 2023, compared to 3.34% for the six months ended June 30, 2022. Net interest income, before provision for credit losses, increased $4,379,000, or 11.71%, to $41,786,000 for the six months ended June 30, 2023, compared to $37,407,000 for the same period in 2022. The accretion on loan marks of acquired loans increased interest income by $139,000 and $324,000 during the six months ended June 30, 2023 and 2022, respectively. Net interest income during the six months ended June 30, 2023 and 2022 benefited by approximately $42,000 and $470,000, respectively, from prepayment penalties and payoff of loans. The net interest margin period-to-period comparisons were impacted by the increase in the yield on total interest-bearing liabilities. Over the same periods, the cost of total deposits increased to 0.55% from 0.05%. The increase in the cost of deposits is primarily attributed to volume and rate increases in the money market and time deposit portfolios.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended
(Dollars in thousands)	June 30, 2023	June 30, 2022	$ Change	% Change
Service charges	$367	$544	$(177)	(32.5)%
Appreciation in cash surrender value of bank owned life insurance	254	245	9	3.7%
Interchange fees	458	478	(20)	(4.2)%
Loan placement fees	172	268	(96)	(35.8)%
Net realized losses on sales and calls of investment securities	(39)	(969)	930	(96.0)%
Federal Home Loan Bank dividends	106	82	24	29.3%
Other income	276	122	154	126.2%
Total non-interest income	$1,594	$770	$824	107.0%

	Six months ended
(Dollars in thousands)	June 30, 2023	June 30, 2022	$ Change	% Change
Service charges	$755	$1,083	$(328)	(30.3)%
Appreciation in cash surrender value of bank owned life insurance	503	487	16	3.3%
Interchange fees	903	920	(17)	(1.8)%
Loan placement fees	296	567	(271)	(47.8)%
Net realized losses on sales and calls of investment securities	(257)	(763)	506	(66.3)%
Federal Home Loan Bank dividends	215	167	48	28.7%
Other income	754	143	611	427.3%
Total non-interest income	$3,169	$2,604	$565	21.7%

- more -

Central Valley Community Bancorp -- page 5
The increase in other income for the six months ended June 30, 2023 was primarily due to the change in equity investment gain (loss), which was zero for the six months ended June 30, 2023 compared to ($584,000) for the six months ended June 30, 2022. The decrease in service charges was the result of a reduction in the fess charged for non-sufficient funds.

Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
(Dollars in thousands)	June 30, 2023	June 30, 2022	$ Change	% Change
Salaries and employee benefits	$7,976	$7,057	$919	13.0%
Occupancy and equipment	1,264	1,344	(80)	(6.0)%
Information technology	935	828	107	12.9%
Regulatory assessments	356	194	162	83.5%
Data processing expense	618	548	70	12.8%
Professional services	883	464	419	90.3%
ATM/Debit card expenses	193	217	(24)	(11.1)%
Internet banking expense	47	48	(1)	(2.1)%
Advertising	124	138	(14)	(10.1)%
Directors’ expenses	151	48	103	214.6%
Amortization of core deposit intangibles	34	140	(106)	(75.7)%
Loan related expenses	51	68	(17)	(25.0)%
Personnel other	63	59	4	6.8%
Other expense	1,110	930	180	19.4%
Total non-interest expenses	$13,805	$12,083	$1,722	14.3%

The increase in salaries and benefits and director expenses was due to expense recorded in the current quarter for post-retirement benefits compared to credits recorded in the prior year, which were a result of changes in the discount rate. In addition, salary and employee benefits increased in the current quarter compared to the prior year quarter due to salary adjustments related to market conditions. The increase in regulatory assessments was the result of FDIC adjustment in their rate and assessment multiplier. The increase in professional services was the result of non-recurring one-time expenses recorded during the period.
- more -

Central Valley Community Bancorp -- page 6

	Six months ended
(Dollars in thousands)	June 30, 2023	June 30, 2022	$ Change	% Change
Salaries and employee benefits	$16,010	$14,001	$2,009	14.3%
Occupancy and equipment	2,521	2,506	15	0.6%
Information technology	1,782	1,586	196	12.4%
Regulatory assessments	566	416	150	36.1%
Data processing expense	1,269	1,089	180	16.5%
Professional services	1,235	838	397	47.4%
ATM/Debit card expenses	377	412	(35)	(8.5)%
Internet banking expense	82	69	13	18.8%
Advertising	249	278	(29)	(10.4)%
Directors’ expenses	314	93	221	237.6%
Amortization of core deposit intangibles	68	280	(212)	(75.7)%
Loan related expenses	198	139	59	42.4%
Personnel other	323	162	161	99.4%
Other expense	2,016	1,659	357	21.5%
Total non-interest expenses	$27,010	$23,528	$3,482	14.8%

The increase in salaries and benefits and director expenses was primarily due to credits in post-retirement costs recorded in the prior year, a result of changes in the discount rate compared to expense in the current period. Additionally, increases in salaries and benefits were a reflection of salary adjustments due to market conditions. The increase in personnel other was primarily the result of employee placement fees.

Balance Sheet Summary
Total assets for the period ended June 30, 2023 increased $67,288,000 or 2.78% compared to the period ended December 31, 2022, and $25,914,000 or 1.07% compared to the first quarter of 2023. Asset growth during the six months ended June 30, 2023 was driven by increases in cash and cash equivalents. Total average assets for the quarter ended June 30, 2023 were $2,501,524,000 compared to $2,441,962,000 for the quarter ended June 30, 2022 and $2,415,640,000 for the quarter ended March 31, 2023, a increase of $59,562,000 or 2.44% and a increase of $85,884,000 or 3.52%, respectively.

For the quarter ended June 30, 2023, the Company’s average investment securities decreased by $197,499,000, or 16.20%, compared to the quarter ended June 30, 2022, and decreased by $19,462,000, or 1.87%, compared to the quarter ended March 31, 2023. For the six months ended June 30, 2023, the Company’s average investment securities, decreased by $147,335,000, or 12.50%, compared to the six months ended June 30, 2022. These decreases for both periods were the result of sales, maturities, and the change in the unrealized loss position on available for sale securities.

- more -

Central Valley Community Bancorp -- page 7
In comparing the quarter ended June 30, 2023 to the quarter ended March 31, 2023, and the quarter ended June 30, 2022, total average gross loans decreased by $2,194,000 or 0.17% and increased $171,817,000 or 15.82%, respectively. Year-to-date average gross loans increased $206,958,000 or 19.67% when compared to the six months ended June 30, 2022.

The following table shows the Company’s outstanding loan portfolio composition as of June 30, 2023 and December 31, 2022:

Loan Type (dollars in thousands)	June 30, 2023	% of Total Loans	December 31, 2022	% of Total Loans
Commercial:
Commercial and industrial	$103,490	8.2%	$141,197	11.2%
Agricultural production	36,283	2.9%	37,007	2.9%
Total commercial	139,773	11.1%	178,204	14.1%
Real estate:
Construction & other land loans	77,865	6.2%	109,175	8.7%
Commercial real estate - owner occupied	195,348	15.6%	194,663	15.5%
Commercial real estate - non-owner occupied	502,814	40.1%	464,809	37.2%
Farmland	118,616	9.4%	119,648	9.5%
Multi-family residential	53,432	4.3%	24,586	2.0%
1-4 family - close-ended	90,064	7.2%	93,510	7.4%
1-4 family - revolving	28,625	2.3%	30,071	2.4%
Total real estate	1,066,764	85.1%	1,036,462	82.7%
Consumer:	47,597	3.8%	40,252	3.2%
Net deferred origination fees	1,524		1,386
Total gross loans	1,255,658	100.0%	1,256,304	100.0%
Allowance for credit losses	(15,463)		(10,848)
Total loans	$1,240,195		$1,245,456

Total average deposits increased $54,852,000, or 2.54%, to $2,212,592,000 for the quarter ended June 30, 2023, compared to $2,157,740,000 for the quarter ended June 30, 2022, and increased $131,334,000, or 6.31%, compared to $2,081,258,000 for the quarter ended March 31, 2023. The Company’s ratio of average non-interest bearing deposits to total deposits was 43.53% for the quarter ended June 30, 2023, compared to 43.92% and 48.92% for the quarters ended June 30, 2022 and March 31, 2023, respectively.

Total average deposits decreased $6,505,000, or 0.30%, to $2,147,287,000 for the six months ended June 30, 2023, compared to $2,153,792,000 for the six months ended June 30, 2022. The Company’s ratio of average non-interest bearing deposits to total deposits increased to 46.13% for the six months ended June 30, 2023 compared to 43.85% for the six months ended June 30, 2022.
- more -

Central Valley Community Bancorp -- page 8

The composition of deposits at June 30, 2023 and December 31, 2022 is summarized in the table below:

(Dollars in thousands)	June 30, 2023	% of Total Deposits	December 31, 2022	% of Total Deposits
NOW accounts	$272,419	12.4%	$324,089	15.4%
MMA accounts	569,807	25.9%	435,783	20.8%
Time deposits	208,864	9.5%	67,923	3.2%
Savings deposits	192,116	8.7%	215,287	10.3%
Total interest-bearing	1,243,206	56.5%	1,043,082	49.7%
Non-interest bearing	957,088	43.5%	1,056,567	50.3%
Total deposits	$2,200,294	100.0%	$2,099,649	100.0%

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $97,488,000 to $128,658,000 compared to $31,170,000 at December 31, 2022. The Company had no short-term borrowings at June 30, 2023 compared to $46,000,000 at December 31, 2022. At June 30, 2023 and December 31, 2022, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$128,658	$31,170
Unpledged investment securities	684,113	758,389
Excess pledged securities	117,988	81,527
FHLB borrowing availability	347,510	319,309
FRB Bank Term Funding Program (BTFP) availability	37,968	—
Unsecured lines of credit	110,000	110,000
Funds available through FRB discount window	4,583	4,702
Total	$1,430,820	$1,305,097

Credit Quality
During the second quarter of 2023, the Company recorded net loan recoveries of $22,000 compared to $9,000 for the same period in 2022. The net charge-off (recovery) ratio, which reflects annualized net charge-offs (recoveries) to average loans, was (0.01)% for the quarter ended June 30, 2023 compared to 0.00% for the quarter ended June 30, 2022. During the quarter ended June 30, 2023, the Company recorded a provision of $184,000 for credit losses on loans, compared to no provision for the quarter ended June 30, 2022. Offsetting this provision of credit losses on loans were credits to the provision for losses on held-to-maturity securities and unfunded loan commitments totaling $527,000.

- more -

Central Valley Community Bancorp -- page 9
The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	June 30, 2023	March 31, 2023	June 30, 2022
Pass	$1,212,129	$1,225,913	$1,089,423
Special mention	18,094	29,061	34,509
Substandard	25,435	30,580	10,756
Doubtful	—	—	—
Total	$1,255,658	$1,285,554	$1,134,688
At June 30, 2023, the allowance for credit losses was $15,463,000, compared to $10,848,000 at December 31, 2022, a net increase of $4,615,000 reflecting a CECL implementation Day 1 adjustment of $3,910,000, a provision of $702,000 and net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.23% and 0.86% as of June 30, 2023 and December 31, 2022, respectively. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at June 30, 2023.

Cash Dividend Declared
On July 19, 2023, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on August 18, 2023 to shareholders of record as of August 4, 2023. The Company continues to be well capitalized and expects to maintain adequate capital levels.

Company Overview
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank (CVCB), headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. CVCB operates full-service Banking Centers throughout California’s San Joaquin Valley and Greater Sacramento region, in addition to CVCB maintaining Commercial, Real Estate, and Agribusiness Lending, as well as Private Business Banking and Cash Management Departments.

Members of Central Valley Community Bancorp’s and CVCB’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Vice Chairman), F. T. “Tommy” Elliott, IV, Robert J. Flautt, Gary D. Gall, James J. Kim, Andriana D. Majarian, Steven D. McDonald, Louis C. McMurray, Karen A. Musson, Dorothea D. Silva and William S. Smittcamp.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter, Facebook and LinkedIn.
###
- more -

Central Valley Community Bancorp -- page 10
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region, including the impact of inflation; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in business conditions and inflation; (11) changes in securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; and (14) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

- more -

Central Valley Community Bancorp -- page 11
CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,	June 30,
(In thousands, except share amounts)	2023	2022	2022

ASSETS
Cash and due from banks	$28,325	$25,485	$26,579
Interest-earning deposits in other banks	100,333	5,685	654
Total cash and cash equivalents	128,658	31,170	27,233
Available-for-sale debt securities	619,759	648,825	710,481
Held-to-maturity debt securities	303,876	305,107	305,902
Equity securities	6,558	6,558	6,832
Loans, less allowance for credit losses of $15,463, $10,848, and $9,873 at June 30, 2023, December 31, 2022, and June 30, 2022, respectively	1,240,195	1,245,456	1,126,091
Bank premises and equipment, net	10,939	7,987	8,060
Bank owned life insurance	41,041	40,537	40,040
Federal Home Loan Bank stock	7,136	6,169	6,169
Goodwill	53,777	53,777	53,777
Accrued interest receivable and other assets	77,868	76,933	69,007
Total assets	$2,489,807	$2,422,519	$2,353,592

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$957,088	$1,056,567	$931,157
Interest bearing	1,243,206	1,043,082	1,174,840
Total deposits	2,200,294	2,099,649	2,105,997
Short-term borrowings	—	46,000	9,324
Senior debt and subordinated debentures	69,671	69,599	39,526
Accrued interest payable and other liabilities	32,482	32,611	28,492
Total liabilities	2,302,447	2,247,859	2,183,339
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,812,425, 11,735,291, and 11,717,146, at June 30, 2023, December 31, 2022, and June 30, 2022, respectively	62,128	61,487	60,975
Retained earnings	201,100	194,400	183,197
Accumulated other comprehensive loss, net of tax	(75,868)	(81,227)	(73,919)
Total shareholders’ equity	187,360	174,660	170,253
Total liabilities and shareholders’ equity	$2,489,807	$2,422,519	$2,353,592

- more -

Central Valley Community Bancorp -- page 12
CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except share and per-share amounts)	2023	2023	2022	2023	2022

INTEREST INCOME:
Interest and fees on loans	$17,382	$16,777	$12,883	$34,159	$25,044
Interest on deposits in other banks	1,374	75	52	1,449	109
Interest and dividends on investment securities:
Taxable	5,826	5,886	5,651	11,712	10,175
Exempt from Federal income taxes	1,405	1,405	1,879	2,810	3,319
Total interest income	25,987	24,143	20,465	50,130	38,647
INTEREST EXPENSE:
Interest on deposits	4,871	1,004	231	5,876	483
Interest on short-term borrowings	—	661	91	661	91
Interest on senior debt and subordinated debentures	911	897	333	1,807	666
Total interest expense	5,782	2,562	655	8,344	1,240
Net interest income before (credit) provision for credit losses	20,205	21,581	19,810	41,786	37,407
(CREDIT) PROVISION FOR CREDIT LOSSES	(343)	633	—	290	—
Net interest income after (credit) provision for credit losses	20,548	20,948	19,810	41,496	37,407
NON-INTEREST INCOME:
Service charges	367	387	544	755	1,083
Net realized losses on sales and calls of investment securities	(39)	(219)	(969)	(257)	(763)
Other income	1,266	1,407	1,195	2,671	2,284
Total non-interest income	1,594	1,575	770	3,169	2,604
NON-INTEREST EXPENSES:
Salaries and employee benefits	7,976	8,034	7,057	16,010	14,001
Occupancy and equipment	1,264	1,258	1,344	2,521	2,506
Other expense	4,565	3,913	3,682	8,479	7,021
Total non-interest expenses	13,805	13,205	12,083	27,010	23,528
Income before provision for income taxes	8,337	9,318	8,497	17,655	16,483
PROVISION FOR INCOME TAXES	2,055	2,348	1,955	4,403	3,855
Net income	$6,282	$6,970	$6,542	$13,252	$12,628
Net income per common share:
Basic earnings per common share	$0.54	$0.60	$0.56	$1.13	$1.08
Weighted average common shares used in basic computation	11,723,127	11,703,813	11,665,074	11,713,524	11,746,795
Diluted earnings per common share	$0.54	$0.59	$0.56	$1.13	$1.07
Weighted average common shares used in diluted computation	11,740,390	11,731,135	11,685,850	11,738,037	11,778,127
Cash dividends per common share	$0.12	$0.12	$0.12	$0.24	$0.24
- more -

Central Valley Community Bancorp -- page 13
CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	June. 30,	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,
For the three months ended	2023	2023	2022	2022	2022
(In thousands, except share and per share amounts)
Net interest income	$20,205	$21,581	$21,993	$20,164	$19,810
(Credit) provision for credit losses	(343)	518	500	500	—
Net interest income after (credit) provision for credit losses	20,548	20,948	21,493	19,664	19,810
Total non-interest income	1,594	1,575	970	1,480	770
Total non-interest expense	13,805	13,205	12,152	12,798	12,083
Provision for income taxes	2,055	2,348	2,678	1,962	1,955
Net income	$6,282	$6,970	$7,633	$6,384	$6,542
Basic earnings per common share	$0.54	$0.60	$0.65	$0.55	$0.56
Weighted average common shares used in basic computation	11,723,127	11,703,813	11,690,410	11,678,532	11,665,074
Diluted earnings per common share	$0.54	$0.59	$0.65	$0.55	$0.56
Weighted average common shares used in diluted computation	11,740,390	11,731,135	11,708,753	11,689,323	11,685,850

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
As of and for the three months ended	2023	2023	2022	2022	2022
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.23%	1.19%	0.86%	0.85%	0.87%
Non-performing assets to total assets	—%	—%	—%	0.01%	0.01%
Total non-performing assets	$—	$—	$—	$251	$271
Total nonaccrual loans	$—	$—	$—	$251	$271
Total substandard loans	$25,435	$30,580	$27,785	$22,657	$10,756
Total special mention loans	$18,094	$29,061	$31,023	$30,894	$34,509
Net loan charge-offs (recoveries)	$(22)	$19	$18	$7	$(9)
Net (recoveries) charge-offs to average loans (annualized)	(0.01)%	0.01%	0.01%	—%	—%
Book value per share	$15.86	$15.49	$14.88	$13.54	$13.90
Tangible book value per share (1)	$11.31	$10.91	$10.30	$8.94	$9.29
Tangible common equity (1)	$133,583	$128,240	$120,814	$104,935	$108,863
Cost of total deposits	0.88%	0.20%	0.09%	0.04%	0.04%
Interest and dividends on investment securities exempt from Federal income taxes	$1,405	$1,405	$1,534	$1,825	$1,879
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.46%	3.81%	3.80%	3.57%	3.48%
Return on average assets (3)	1.00%	1.15%	1.25%	1.06%	1.07%
Return on average equity (3)	13.60%	15.64%	18.79%	14.42%	14.73%
Loan to deposit ratio	57.07%	59.09%	59.83%	57.28%	53.94%
Efficiency ratio	65.24%	55.46%	49.85%	57.20%	54.20%
Tier 1 leverage - Bancorp	8.51%	8.58%	8.37%	8.26%	7.89%
Tier 1 leverage - Bank	11.04%	11.19%	10.86%	10.73%	9.10%
Common equity tier 1 - Bancorp	12.39%	11.80%	11.92%	11.56%	11.94%
Common equity tier 1 - Bank	16.46%	15.77%	15.87%	15.41%	14.15%
Tier 1 risk-based capital - Bancorp	12.68%	12.09%	12.22%	11.86%	12.26%
Tier 1 risk-based capital - Bank	16.46%	15.77%	15.87%	15.41%	14.15%
Total risk-based capital - Bancorp	15.73%	15.08%	14.92%	14.54%	15.07%
Total risk based capital - Bank	17.44%	16.75%	16.53%	16.03%	14.78%
(1) Non-GAAP measure. Tangible common equity equals totals shareholder’s equity minus goodwill and core deposit intangible.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
- more -

Central Valley Community Bancorp -- page 14
CENTRAL VALLEY COMMUNITY BANCORP
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended June 30, 2023			For the Three Months Ended March 31, 2023			For the Three Months Ended June 30, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$107,134	$1,373	5.13%	$6,882	$75	4.36%	$33,067	$53	0.64%
Securities
Taxable securities	765,304	5,826	3.05%	783,938	5,886	3.00%	945,210	5,651	2.39%
Non-taxable securities (1)	256,624	1,779	2.77%	257,452	1,778	2.76%	274,217	2,378	3.47%
Total investment securities	1,021,928	7,605	2.98%	1,041,390	7,664	2.94%	1,219,427	8,029	2.63%
Total securities and interest-earning deposits	1,129,062	8,978	3.18%	1,048,272	7,739	2.95%	1,252,494	8,082	2.58%
Loans (2) (3)	1,257,984	17,382	5.54%	1,260,178	16,508	5.31%	1,085,887	12,883	4.76%
Total interest-earning assets	2,387,046	$26,360	4.43%	2,308,450	$24,247	4.26%	2,338,381	$20,965	3.60%
Allowance for credit losses	(15,317)			(14,759)			(9,870)
Non-accrual loans	—			—			280
Cash and due from banks	26,467			27,574			33,050
Bank premises and equipment	9,392			8,072			8,132
Other assets	93,936			86,303			71,989
Total average assets	$2,501,524			$2,415,640			$2,441,962
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$476,398	$158	0.13%	$526,232	$92	0.07%	$600,685	$34	0.02%
Money market accounts	547,452	2,423	1.78%	468,166	837	0.73%	520,224	164	0.13%
Time certificates of deposit	225,638	2,292	4.07%	68,650	75	0.44%	89,107	33	0.15%
Total interest-bearing deposits	1,249,488	4,873	1.56%	1,063,048	1,004	0.38%	1,210,016	231	0.08%
Other borrowed funds	69,653	911	5.23%	124,480	1,558	5.01%	78,435	424	2.16%
Total interest-bearing liabilities	1,319,141	$5,784	1.76%	1,187,528	$2,562	0.87%	1,288,451	$655	0.20%
Non-interest bearing demand deposits	963,104			1,018,210			947,724
Other liabilities	34,492			31,591			28,091
Shareholders’ equity	184,787			178,311			177,696
Total average liabilities and shareholders’ equity	$2,501,524			$2,415,640			$2,441,962
Interest income and rate earned on average earning assets		$26,360	4.43%		$24,247	4.26%		$20,965	3.60%
Interest expense and interest cost related to average interest-bearing liabilities		5,784	1.76%		2,562	0.87%		655	0.20%
Net interest income and net interest margin (4)		$20,576	3.46%		$21,685	3.81%		$20,310	3.48%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $374, $373, and $499 at June 30, 2023, March 31, 2023, and June 30, 2022, respectively.
(2)    Loan interest income includes loan fees of $26 and $226 at June 30, 2023 and June 30, 2022, respectively, and loan costs of $260 at March 31, 2023.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

Central Valley Community Bancorp -- page 15
CENTRAL VALLEY COMMUNITY BANCORP
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Six Months Ended June 30, 2023			For the Six Months Ended June 30, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$57,285	$1,449	5.06%	$81,204	$109	0.27%
Securities
Taxable securities	774,569	11,712	3.02%	913,481	10,176	2.23%
Non-taxable securities (1)	257,036	3,557	2.77%	265,459	4,201	3.17%
Total investment securities	1,031,605	15,269	2.96%	1,178,940	14,377	2.44%
Total securities and interest-earning deposits	1,088,890	16,718	3.07%	1,260,144	14,486	2.30%
Loans (2) (3)	1,259,075	34,159	5.47%	1,051,772	25,044	4.80%
Total interest-earning assets	2,347,965	$50,877	4.37%	2,311,916	$39,530	3.45%
Allowance for credit losses	(13,117)			(9,851)
Non-accrual loans	—			345
Cash and due from banks	27,017			42,713
Bank premises and equipment	8,735			8,218
Other assets	90,142			97,603
Total average assets	$2,460,742			$2,450,944
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$501,177	$252	0.10%	$589,785	$68	0.02%
Money market accounts	508,028	3,259	1.29%	531,383	347	0.13%
Time certificates of deposit	147,577	2,365	3.23%	88,262	68	0.16%
Total interest-bearing deposits	1,156,782	5,876	1.02%	1,209,430	483	0.08%
Other borrowed funds	96,915	2,468	5.09%	59,062	757	2.56%
Total interest-bearing liabilities	1,253,697	$8,344	1.34%	1,268,492	$1,240	0.20%
Non-interest bearing demand deposits	990,505			944,362
Other liabilities	33,050			33,538
Shareholders’ equity	183,490			204,552
Total average liabilities and shareholders’ equity	$2,460,742			$2,450,944
Interest income and rate earned on average earning assets		$50,877	4.37%		$39,530	3.45%
Interest expense and interest cost related to average interest-bearing liabilities		8,344	1.34%		1,240	0.20%
Net interest income and net interest margin (4)		$42,533	3.65%		$38,290	3.34%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $747 and $882 at June 30, 2023 and June 30, 2022, respectively.
(2)    Loan interest income includes loan fees of $36 and $490 at June 30, 2023 and June 30, 2022, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS: Investor Contact:                 Media Contact:
Shannon Avrett                Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer    Marketing Director
Central Valley Community Bancorp        Central Valley Community Bancorp
916-235-4617                    559-222-1322